EXHIBIT 10.5

Execution Version

SABINE CONSENT AND AGREEMENT

[Management Services Agreement]

THIS CONSENT AND AGREEMENT (this “Consent and Agreement”), dated as of August 15, 2008, is made by and among CHENIERE LNG TERMINALS, INC., a Delaware corporation (“Manager”), SABINE PASS LNG, L.P., a Delaware limited partnership (“Sabine”), and The BANK OF NEW YORK MELLON, in its capacity as Collateral Agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, Sabine owns and is constructing a LNG receiving terminal in Cameron Parish, Louisiana, featuring a regasification design capacity of approximately 4.0 billion cubic feet per day, two docks and five storage tanks (the “Project”);

WHEREAS, on or about the date hereof, Cheniere Common Units Holding, LLC (“Borrower”), an affiliate of Manager, will enter into a $250,000,000 secured Credit Agreement, dated on or about the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between Borrower, the loan parties signatory thereto and The Bank of New York Mellon, in its capacity as Administrative Agent and Collateral Agent;

WHEREAS, Manager (as assignee of Sabine Pass LNG-GP, Inc.) and Sabine have entered into that certain Management Services Agreement dated as of February 25, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Assigned Agreement”) pursuant to which the Manager agrees to provide certain services in connection with the management of the Project; and

WHEREAS, as security for the obligations under the Credit Agreement, Manager has assigned, pursuant to the security documents entered into among Manager, certain affiliates of Manager and the Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Security Documents”), all of its right, title and interest in, to and under, and granted a security interest in, the Assigned Agreement to the Collateral Agent on behalf of the secured parties identified therein (the “Secured Parties”).

NOW THEREFORE, as an inducement to the lenders to make the loans under the Credit Agreement, and in consideration of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Consent and Agreement.

(a) Sabine hereby acknowledges and irrevocably consents in all respects to the assignment by Manager of all its right, title and interest in the Assigned Agreement to the Collateral Agent as collateral security for the payment and performance by the Borrower of the Borrower’s obligations under the Credit Agreement and the performance of Manager’s obligations under the Security Documents.

(b) Sabine hereby acknowledges and irrevocably consents in all respects to the right of the Collateral Agent, upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, to exercise and enforce all rights of Manager under the Assigned Agreement in accordance with the terms of the Assigned Agreement.

(c) Upon the exercise by the Collateral Agent of any of the remedies set forth in and in accordance with the terms of the Credit Agreement and the Security Documents, the Collateral Agent may assign its rights and interests and the rights and interests of Manager under the Assigned Agreement, subject to clause (h) hereof. Upon such assignment, the Collateral Agent shall be released from any further liability under the Assigned Agreement or such new agreement to the extent of the interest assigned.

(d) Sabine acknowledges and agrees that, notwithstanding anything to the contrary contained in the Assigned Agreement, neither of the following events shall constitute a default by Manager under the Assigned Agreement or require the consent of Sabine: (i) the provision of the Services (as defined in the Assigned Agreement) by a suitable operator by or on behalf of the Collateral Agent following the occurrence and continuance of an event of default under the Credit Agreement; or (ii) foreclosure or any other enforcement of the rights of the lenders under the Credit Agreement or the Security Documents by the Collateral Agent; provided that the actions taken pursuant to clauses (i) or (ii) otherwise comply with applicable law.

(e) Notwithstanding anything to the contrary in the Assigned Agreement, Sabine shall not, without the prior written consent of the Collateral Agent, cancel, suspend performance under or terminate the Assigned Agreement unless Sabine shall have delivered to the Collateral Agent written notice stating that it is entitled to do so under the Assigned Agreement and that it intends to exercise such right on a date no fewer than 30 days after the date of such notice in the case of a payment default or 60 days after the date of such notice in the case of any other default; provided that (i) such cure period shall be extended to such longer period as may be reasonably required to cure such default if the Collateral Agent or its assignee or designee has commenced and is diligently pursuing appropriate action to cure such default (provided, however, that in no event shall such extended period exceed an additional 30 days in the case of a payment default or 60 days in the case of any other default) and (ii) if the Collateral Agent or its designee or assignee is prohibited from curing any such default by any process, stay or injunction issued by any governmental authority or pursuant to any bankruptcy or insolvency proceeding or other similar proceeding involving Manager, then such cure period shall be extended for the period of such prohibition. Sabine’s notice shall specify the nature of the default giving rise to its right to cancel, suspend performance under or terminate the Assigned Agreement and Sabine shall permit Manager and/or the Collateral Agent to cure such default. Nothing herein shall require the Collateral Agent to cure any default of Manager under the Assigned Agreement or to perform any act, duty or obligation of Manager under the Assigned Agreement, but shall only give it the option to do so. It being understood that, in the event the Collateral Agent cures any default of

Manager under the Assigned Agreement, the Collateral Agent shall have no further obligation to cure any subsequent default or to perform any act, duty or obligation of Manager under the Assigned Agreement.

(f) Neither Sabine nor Manager shall, without the prior written consent of the Required Lenders (as defined in the Credit Agreement), (i) enter into any novation, material amendment or other material modification of the Assigned Agreement, (ii) sell, assign or otherwise transfer any of its rights under the Assigned Agreement, (iii) terminate, cancel or suspend its performance under the Assigned Agreement (unless the applicable parties have given the Collateral Agent notice and an opportunity to cure in accordance with clause (e) hereof), (iv) consent to any assignment or other transfer by any other party of its respective rights under the Assigned Agreement, except in connection with a refinancing of the Loans made pursuant to the Credit Agreement or, to the extent such assignment or transfer does not adversely affect the Lenders under the Credit Agreement, a refinancing of the indebtedness created under the Sabine Indenture or the issuance of Additional Notes (as defined in the Sabine Indenture), or (v) consent to any voluntary termination, cancellation or suspension of performance by any party under the Assigned Agreement.

(g) Sabine shall perform and comply with all material terms and provisions of the Assigned Agreement to be performed or complied with by it for the benefit of the Collateral Agent.

(h) Sabine acknowledges and agrees that the Collateral Agent shall not have any liability or obligation under the Assigned Agreement as a result of this Consent and Agreement, the Security Documents or otherwise, nor shall the Collateral Agent be obligated or required to (i) perform Manager’s obligations under the Assigned Agreement, except during any period in which the Collateral Agent has assumed Manager’s rights and obligations under the Assigned Agreement pursuant to clause (b) above, or (ii) take any action to collect or enforce any claim for payment assigned under the Security Documents. For the avoidance of doubt, Manager and Sabine agree that the payments to be made by Sabine to Manager under the Assigned Agreement, or as otherwise provided for in this Consent and Agreement, are conditioned upon the performance of Manager’s obligations under the Assigned Agreement. Except as set forth above, neither the Collateral Agent, its designee or assignee nor any other party secured by the Security Documents shall be liable for the performance or observance of any of the obligations or duties of Manager under the Assigned Agreement, including the performance by the Collateral Agent or its designee or assignee of any cure of default permitted pursuant to paragraph (b) above, and, except as set forth above, the assignment of the Assigned Agreement by Manager to the Collateral Agent or its designee or assignee pursuant to the Credit Agreement or the Security Documents shall not give rise to any duties or obligations owing to Manager on the part of any of the parties secured by the Credit Agreement or the Security Documents.

(i) If (i) the Assigned Agreement is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding involving Manager or (ii) the Assigned Agreement is terminated as a result of any bankruptcy or insolvency proceeding involving Manager, and if within 90 days after such rejection or termination, the Collateral Agent or its designee or assignee shall so request and shall certify in writing to Sabine that it intends to perform the obligations of Manager as and to the extent required under the Assigned Agreement, Sabine shall execute and deliver to the Collateral Agent or such designee or assignee a new agreement (“new Assigned Agreement”), (A) pursuant to which new Assigned Agreement Sabine shall agree to perform the obligations contemplated to be performed by Sabine under the original Assigned Agreement and the Collateral Agent or such designee or assignee shall agree to perform the obligations contemplated to be performed by Manager under the original Assigned Agreement, (B) which shall be for the balance of the remaining term under the original Assigned Agreement before giving effect to such rejection or termination and (C) which shall contain the same conditions, agreements, terms, provisions and limitations as the original Assigned Agreement (except for any requirements which have been fulfilled by Manager prior to such rejection or termination). References in this Consent and Agreement to an “Assigned Agreement” shall be deemed also to refer to the new Assigned Agreement.

(j) To the extent that any term or provision of this Consent and Agreement constitutes a material amendment of the Assigned Agreement, within one (1) Business Day of the execution hereof, Sabine hereby agrees to deliver a copy of this Consent and Agreement to the Collateral Trustee under the Sabine Indenture along with a certificate of an Authorized Officer (as defined in the Sabine Indenture) certifying that the proposed amendment or termination could not reasonably be expected to have a Material Adverse Effect (as defined in the Sabine Indenture).

(k) Sabine shall deliver to the Collateral Agent at the address set forth on the signature pages hereof, or at such other address as the Collateral Agent may designate in writing from time to time to Sabine, concurrently with the delivery thereof to Manager a copy of each material notice, request or demand (other than such notices delivered in the ordinary course of business) given by Sabine to Manager pursuant to the Assigned Agreement.

(l) Sabine hereby agrees that it shall not, nor shall it enter into any agreement permitting Sabine to, set off, counter-claim or otherwise withhold any payment owing under the Assigned Agreement on account of any amounts owed to Sabine by any of Manager, the Collateral Agent or any of their respective subsidiaries, affiliates, successors or permitted assigns.

(m) In a bankruptcy or insolvency proceeding involving Manager, nothing contained herein shall affect or otherwise limit Sabine’s rights to assert claims and interests against Manager in such proceeding and otherwise participate as a creditor or party in interest in such proceeding.

2. Payments under the Assigned Agreement. Sabine shall pay all amounts (if any) payable by it under the Assigned Agreement in the manner and as and when required by the Assigned Agreement directly into the account specified on Exhibit A hereto, or to such other person, entity or account as shall be specified from time to time by the Collateral Agent to Sabine in writing.

3. Representations and Warranties. Sabine hereby represents and warrants to the Collateral Agent that:

(a) Sabine is a limited partnership duly formed and validly existing and in good standing under the laws of the state of its jurisdiction of organization and is duly qualified to do business and is in good standing in all jurisdictions where necessary in light of the business it conducts and the property its owns and intends to conduct and own.

(b) Sabine has the full limited partnership power, authority and right to execute, deliver and perform its obligations hereunder and under the Assigned Agreement. The execution, delivery and performance by Sabine of this Consent and Agreement and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited partnership action on the part of Sabine. This Consent and Agreement and the Assigned Agreement have been duly executed and delivered by Sabine and constitute the legal, valid and binding obligations of Sabine enforceable against Sabine in accordance with their respective terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) the application of general principles of equity or law (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) The execution, delivery and performance by Sabine of this Consent and Agreement and the Assigned Agreement do not and will not (i) require any consent or approval of the board of directors of the general partner of Sabine or any partner in Sabine which has not been obtained, and each such consent or approval that has been obtained is in full force and effect, (ii) violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award having applicability to Sabine or any provision of the certificate of limited partnership or limited partnership agreement of Sabine, (iii) conflict with, result in a breach of or constitute a default under any provision of the certificate of limited partnership or limited partnership agreement of Sabine or other organizational documents or any other material agreement, lease or instrument to which Sabine is a party or by which Sabine or its properties and assets are bound or affected or (iv) result in, or require the creation or imposition of, any lien upon or with respect to any of the assets or properties of Sabine now owned or hereafter acquired.

(d) This Consent and Agreement and the Assigned Agreement (assuming the due authorization, execution and delivery by, and binding effect on, the Collateral Agent and Manager) are in full force and effect.

(e) There is no action, suit or proceeding at law or in equity by or before any governmental authority, arbitral tribunal or other body now pending or to the actual knowledge of Sabine, threatened against Sabine or any of its properties, rights or assets which could reasonably be expected to (i) have a material adverse effect on Sabine or its ability to perform its obligations hereunder or under the Assigned Agreement or (ii) question the validity, binding effect or enforceability hereof or of the Assigned Agreement or any action taken or to be taken pursuant hereto or thereto or any of the transactions contemplated hereby or thereby.

(f) Sabine is not, to its actual knowledge after due inquiry, in default under any covenant or obligation hereunder or under the Assigned Agreement. To the actual knowledge after due inquiry of Sabine, Manager is not in default under any covenant or obligation of the Assigned Agreement. To the actual knowledge after due inquiry of Sabine, after giving effect to the assignment by Manager to the Collateral Agent of the Assigned Agreement pursuant to the Security Documents, and after giving effect to the acknowledgment of and consent to such assignment by Sabine (as constituted by this Consent and Agreement), there exists no event or condition that would constitute a default, or that would, with the giving of notice or lapse of time or both, constitute a default under the Assigned Agreement.

(g) Sabine is not a party to any netting or other arrangement that would permit Sabine to set off amounts owing from any payor under the Assigned Agreement of amounts owed to such payor by the counterparty or any of its subsidiaries, affiliates successors or assigns under any other agreement or arrangement.

4. Miscellaneous.

(a) This Consent and Agreement shall be binding upon the successors and permitted assigns of the parties hereto.

(b) No amendment or waiver of any provisions of this Consent and Agreement or consent to any departure by Manager from any provisions of this Consent and Agreement shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(c) No failure on the part of the Collateral Agent or any of its agents or on the part of Sabine to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof (subject to any statute of limitations), and no single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(d) THIS CONSENT AND AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS CONSENT AND AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF

ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(e) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT AND AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(f) This Consent and Agreement may be executed in one or more counterparts with the same effect as if such signatures were upon the same instrument.

(g) If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the other Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

(h) Headings appearing herein are used solely for convenience and are not intended to affect the interpretation of any provision of this Consent and Agreement.

(i) To the extent that any term or provision of this Consent and Agreement constitutes a material amendment of the Assigned Agreement, such term or provision shall not be effective until ten (10) Business Days after a copy of this Consent and Agreement has been delivered to the Collateral Trustee under the Sabine Indenture along with a certificate of an Authorized Officer (as defined in the Sabine Indenture) certifying that the proposed amendment or termination could not reasonably be expected to have a Material Adverse Effect (as defined in the Sabine Indenture).

(j) This Consent and Agreement shall terminate upon the indefeasible payment in full of all amounts owed under the Credit Agreement or upon the assignment of the Assigned Agreement by Sabine in accordance with the terms of the Assigned Agreement and this Consent and Agreement if the assignee executes and delivers to the Collateral Agent a consent and agreement substantially similar to this Consent and Agreement and in a form reasonably acceptable to the Collateral Agent.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned by its officer duly authorized has caused this Consent and Agreement to be duly executed and delivered as of the first date written above.

CHENIERE LNG TERMINALS, INC., a Delaware corporation,

By:	/s/ Graham A. McArthur
Name: Graham A. McArthur
Title: Treasurer

Address for Notices:

700 Milam Street Suite 800 Houston, TX 77002
Attn: Don A. Turkleson

LNG Consent Agreement

SABINE PASS LNG, L.P.,

By: Sabine Pass LNG- GP, Inc., its General Partner

By:	/s/ Graham A. McArthur
Name: Graham A. McArthur
Title: Treasurer

Address for Notices:

700 Milam Street Suite 800 Houston, TX 77002
Attn: Don A. Turkleson

LNG Consent Agreement

THE BANK OF NEW YORK TRUST MELLON as Collateral Agent

By:	/s/ Robert D Hingston
Name: Robert D Hingston
Title: Vice President

The Bank of New York Mellon Corporate Trust Administration 101 Barclay Street, 8 W New York, NY 10286 Fax: 212.815.5707

LNG Consent Agreement

Exhibit A to

Consent and Agreement

PAYMENT INSTRUCTIONS

Bank:	JPMorgan Chase Bank, N.A.
ABA#:	021000021
Account Number:	727110884
Reference:	Cheniere LNG Holdings, LLC
Attention:	Christopher Bonner, Client Service Professional-Sr.
(phone: 713-216-5965)

Exhibit A-1